Exhibit 21





                           SUBSIDIARIES OF THE REGISTRANT


                    All-Comm Acquisition Corporation*             (100%)
                    All-Comm Holdings, Inc*                       (100%)
                    Alliance Media Corporation                    (100%)
                    Metro Direct, Inc.                            (100%)
                    Stephen Dunn & Associates, Inc.               (100%)
                    Media Marketplace, Inc.                       (100%)
                    Media Marketplace Media Division**            (100%)
                    Pegasus Fulfillment, Inc.                     (100%)
                    Stevens-Knox & Associates                     (100%)
                    Stevens-Knox List Brokerage                   (100%)
                    Stevens-Knox International                    (100%)
                    CMG Direct Corporation                        (100%)
                    WiredEmpire.com Corp.                         (100%)
                    Metro Fulfillment, Inc.                        (15%)


                    * Dissolved in June 1997
                    **Dissolved in August 1998